
Exhibit 11

                                  MARATHON FINANCIAL CORPORATION

Computation of Weighted Average Shares Outstanding and Earnings Per Share

Shares Outstanding End of Month - 2nd Quarter
                                                  1998                                      1997
                                                  ----                                      ----
April                                        2,055,983                                 1,868,495
May                                          2,055,983                                 1,873,235
June                                         2,059,610                                 1,920,972
                                    -------------------                   -----------------------
                                             6,171,576                                 5,662,702

             Divided by:                      3 months                                  3 months
                                              --------                                  --------

                                             2,057,192                                 1,887,567
                                    ===================                   =======================

Add Dilutive Shares                             55,328                                    31,009

                                             2,112,520                                 1,918,576
                                    ===================                   =======================

Net Income                                    $328,454                                  $254,338
                                    ===================                   =======================

Net Income Per Share - Basic
   and Assuming Dilution                         $0.16                                     $0.13
                                    ===================                   =======================

Shares Outstanding End of Month - Year-to-date:

                                                  1998                                      1997
                                                  ----                                      ----
January                                      2,055,983                                 1,863,495
February                                     2,055,983                                 1,863,495
March                                        2,055,983                                 1,865,495
April                                        2,055,983                                 1,868,495
May                                          2,055,983                                 1,888,167
June                                         2,059,610                                 2,055,983
                                    -------------------                   -----------------------
                                            12,339,525                                11,405,130

             Divided by                       6 months                                  6 months
                                              --------                                  --------

                                             2,056,588                                 1,900,855
                                    ===================                   =======================

Add Dilutive Shares                             58,004                                    24,681

                                             2,114,592                                 1,925,536
                                    ===================                   =======================

Net Income                                    $622,326                                  $495,191
                                    ===================                   =======================

Net Income Per Share-Basic                       $0.30                                     $0.26
                                    ===================                   =======================

Net Income Per Share-
   Assuming Dilution                             $0.29                                     $0.26
                                    ===================                   =======================
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